EXHIBIT 99.4

COMPANY #

CONTROL #

OPLINK COMMUNICATIONS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON             , 2002

The undersigned hereby appoints Frederick R. Fromm and Bruce D. Horn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Oplink Communications, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Oplink Communications, Inc. to be held at the [insert location of meeting (i.e., company headquarters/hotel)], [insert address] on [insert day of week],             , 2002 at [9:00 a.m.] (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Please Sign on Reverse Side)

Please date, sign and mail your
Proxy card back as soon as possible!

SPECIAL MEETING OF STOCKHOLDERS
OPLINK COMMUNICATIONS, INC.

            , 2002

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oplink Communications, Inc., 3469 North First Street, San Jose, California 95134.

-----------------------------------Please Detach Here and Mail in the Envelope Provided-------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:    TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION AMONG AVANEX CORPORATION, PEARL ACQUISITION CORP. AND OPLINK COMMUNICATIONS, INC. DATED AS OF MARCH 18, 2002, AND APPROVE THE MERGER OF PEARL ACQUISITION CORP. WITH AND INTO OPLINK COMMUNICATIONS, INC., WITH OPLINK SURVIVING THE MERGER AND BECOMING A WHOLLY-OWNED SUBSIDIARY OF AVANEX.

☐  FOR        ☐  AGAINST      ☐  ABSTAIN

Signature(s)	Dated

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.